Exhibit 99.1

A Nancy Reinhard

Principal Accounting Officer & Acting Chief Financial Officer

January 16, 2015

Glen Wakeman

CEO

Doral Financial Corporation

600 Brickell Ave

Miami, FL 33131

Dear Glen Wakeman,

I am writing to inform you that I am resigning from Doral Financial Corporation from my position as Principal Accounting Officer and Acting CFO to pursue other opportunities effective January 19, 2015. There have been no disagreements with the Board or Management related to accounting matters.

Thank you for the opportunities that Doral has given me for the past two and a half years. I have enjoyed working for Doral and appreciate the support provided to me during my tenure. If needed, I am willing to act in a consulting capacity to ensure a smooth transition for a period of time.

Best Regards,

Nancy Reinhard